THE STATE OF TEXAS(seal)

                               The State of Texas
                               Secretary of State


                            CERTIFICATE OF AMENDMENT

                                      FOR

                          T.A.R. FINANCIAL GROUP, INC.
                            CHARTER NUMBER 01419607





          THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY

CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY

HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

          ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VITRUE OF

THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF

AMENDMENT.



DATED SEP. 20, 2000

EFFECTIVE SEP. 20, 2000










                                              /s/ Elton Bomer
THE STATE OF TEXAS(seal)                      ---------------------------
                                              Elton Bomer, Secretary of State

             CERTIFICATE OF AMENDMENT, OF ARTICLES OF INCORPORATION

                                                                (stamp)
                                                                In the Office of
                                                                the Secretary of
                                                                State of Texas
                                                                Sep 20 2000
                                                            Corporations Section

                          T.A.R. Financial Group, Inc.
                          ----------------------------
                               Name of Corporation



I, the undersigned, Tatja J. Morado, do hereby certify:
                    ---------------

          That the Board of Directors of T.A.R Group, Inc., (the "Company"), at a meeting duly convened and held on the 20th day of September 2000, adopted a resolution to amend the original articles as follows:

          Article Four is hereby amended to read as follows:

          The aggregate number of shares, which the Compauy1has the authority to issue, is 100,000,000 shares of common stock with the par value of $0.001 per share, and 50,000,000 shares of preferred stock with the par value of $0.001 per share.

          The change in par value does not affect stated capital

          The change in par value does not affect an exchange. reclassification or cancellation of issued shares.

The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 1,000; that the said change and amendment was unanimously adopted on the 20th day of September 2000 by the Company's shareholders.


                                    /s/ Tarja J. Morado
                                    -----------------------------
                                    Tarja J. Morado, President and Director